Exhibit 99.1

PRESS RELEASE | March 30, 2023 | NASDAQ:PLL

SAYONA MINING AND PIEDMONT LITHIUM ANNOUNCE

SUCCESSFUL RESTART OF NORTH AMERICAN LITHIUM

•	Commissioning of Quebec project was completed on time and on budget

•	Commercial operations commenced with deliveries to Port of Quebec City ongoing

•	First commercial shipments to customers targeted for Q3 2023

•	Only major source of new spodumene concentrate expected in North America in the near term

Quebec, Canada, March 30, 2023 – North American lithium producer Sayona Mining Limited (“Sayona”) (ASX:SYA; OTCQB:SYAXF) and Piedmont Lithium Inc. (“Piedmont” or the “Company”) (Nasdaq:PLL; ASX:PLL), a leading global developer of lithium resources, today announced the successful restart of commercial spodumene concentrate production at the jointly-owned North American Lithium (“NAL”) project in Quebec. The $US80 million restart of NAL was completed on time and on budget and is the only major source of new spodumene production expected in North America in the next two years. Sayona is targeting 226,000 metric tons per year of annual production with first commercial shipments expected in Q3 2023.

Sayona’s Managing Director Brett Lynch commented on the efficient recommencement of NAL. “Since announcing our restart intentions in 2021, our project team has maintained a forward-looking focus to improve lithium capture, achieve more consistent runtimes, and streamline operating costs from the past-producing operation. Improvements were made as planned in our timeline and budget, and we are eager to see the impact the upgrades bring to both product quality and operational efficiency as we prepare for our first commercial shipments of spodumene concentrate expected in July of this year.”

Piedmont’s President and Chief Executive Officer Keith Phillips added, “We applaud the work of the operating team in bringing the restart of NAL to fruition. This marks an exciting milestone not only for Piedmont Lithium and Sayona Mining, but the North American market for which we are working to supply critical lithium resources. NAL is positioned to be a key contributor to the electric vehicle and battery supply chains as demand for lithium continues to rapidly expand along with the electrification economies in both Canada and the U.S.”

NAL is one of three projects of Sayona Quebec, a joint venture between Sayona (75%) and Piedmont (25%).  Sayona is targeting four shipments from NAL totaling up to 120,000 metric tons by the end of 2023, which are expected to supply key battery and electric vehicle manufacturers, including LG Chem and Tesla.

Powered by renewable hydroelectricity, NAL is ideally located in the Abitibi region of Quebec with convenient access to rail, highway, and port infrastructure to bring lithium concentrate to the market.

Production at NAL is expected to be supported by the mineral resources of Sayona Quebec’s Abitibi Hub projects. Mineral resource estimates have been determined by Sayona and reported in accordance with JORC Code (2012) and NI 43-101 standards. Sayona Quebec is expected to provide an updated Definitive Feasibility Study for both NAL and its Authier Lithium Project. Additionally, a new, large-scale, extensive drill program is planned for 2023 by NAL and Jourdan Resources Inc. related to both NAL and the adjacent Vallée Lithium Project. The intent of the program is to define a mineral resource base capable of supplying more tons and enhanced material quality to the NAL concentrator.

A prefeasibility study (“PFS”) is currently underway to evaluate downstream production at NAL through the completion of the project’s lithium carbonate plant, which was partially constructed by prior owners of the operation. Results of the PFS are expected in H1 2023. Further evaluation of downstream production of lithium carbonate or lithium hydroxide in Quebec may follow the PFS study.

(Above) Spodumene concentrate housed in the newly constructed containment facility at NAL.
(Below) NAL site with quarry visible in background and operations in foreground.

About Sayona Mining

Sayona Mining Limited is an emerging lithium producer (ASX:SYA; OTCQB:SYAXF), with projects in Québec, Canada and Western Australia.  In Québec, Sayona’s assets comprise North American Lithium together with the Authier Lithium Project and its emerging Tansim Lithium Project, supported by a strategic partnership with American lithium developer Piedmont Lithium Inc. (Nasdaq:PLL; ASX:PLL). Sayona also holds a 60% stake in the Moblan Lithium Project in northern Québec. In Western Australia, the Company holds a large tenement portfolio in the Pilbara region prospective for gold and lithium. Sayona is exploring for Hemi‐style gold targets in the world‐class Pilbara region, while its lithium projects are subject to an earn‐in agreement with Morella Corporation (ASX:1MC).  For more information, please visit us at www.sayonamining.com.au.

For further information, contact:	For media inquiries, contact:

Brett Lynch	Anthony Fensom
Managing Director	Republic PR
info@sayonamining.com.au	+61 (0)407 112 623
anthony@republicpr.com.au

About Piedmont Lithium

Piedmont Lithium (Nasdaq:PLL; ASX:PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL; ASX:A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

Piedmont Lithium Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona Mining and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont or Sayona Mining will be unable to commercially extract mineral deposits or may experience delays in delivering any minerals extracted, (ii) that Piedmont’s or Sayona Mining’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to Piedmont’s projects as well as the projects of Piedmont’s partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding Piedmont’s ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, Piedmont’s ability to obtain sufficient financing to develop and construct Piedmont’s projects, its ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.